Exhibit (p)(1)

DRIVEWEALTH ETF TRUST

(the “Trust”)

4.1 Code of Ethics

Pursuant to Rule 17j-1

of the Investment Company Act of 1940

I.	Definitions

(1)	“Access Person” shall mean:

i.	any Advisory Person of a Fund or of a Fund's investment adviser. If an investment adviser's primary business is advising Funds or other advisory clients, all of the investment adviser's directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser. All of a Fund's directors, officers, and general partners are presumed to be Access Persons of the Fund; and/or

ii.	any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

(2)	“Adviser” shall mean DriveAdvisory, LLC (the “Adviser”).

(3)	“Advisory Person” shall mean:

i.	any director, officer, general partner or employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

ii.	any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(4)	“Beneficial Ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(5)	“Board” shall mean the Board of Trustees of the Trust.

(6)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally, it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(7)	“Covered Security” means a security as defined in section 2(a)(36) of the 1940 Act, except that it does not include:

i.	direct obligations of the Government of the United States;

ii.	bankers' acceptances, bank certificates of deposit, commercial paper and high- quality short-term debt instruments, including repurchase agreements; and

iii.	shares issued by open-end funds

(8)	“Fund” or “Funds” shall mean the portfolio series of the Trust.

(9)	“Independent Trustee” means a trustee of the Trust who is not an “interested person” of the Trust.

(10)	“Interested Person” shall have the meaning as considered in Section 2(a)(19) of the 1940 Act.

(11)	“Investment Personnel” of the Trust or the Adviser means:

i.	any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or

ii.	any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(12)	“Private Placement” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933.

(13)	“Purchase” or “sale” of a Security includes, among other things, any option to purchase or sell a Security, and any security convertible into or exchangeable for a Security.

(14)	“Review Officer” means the officer of the Trust or the Adviser designated from time to time to receive and review reports of purchases and sales by Access Persons. It is recognized that a different Review Officer may be designated with respect to the Trust and the Adviser.

(15)	“Security” shall have the same meanings as that set forth in Section 2(a)(36) of the 1940 Act and shall include exchange traded funds and securities that operate in a substantially similar manner as traditional exchange traded funds except that it shall not include securities issued by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are “government securities” within the meaning of Section 2(a)(16) of the 1940 Act), bankers’ acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (other than open end exchange traded funds and the Funds).

(16)	A Security “held or to be acquired” by the Trust or any Fund means:

i.	any Covered Security which, within the most recent fifteen (15) days:
a.	is or has been held by the Trust or any Fund thereof, or
b.	is being or has been considered by a Fund’s investment adviser or sub- adviser for purchase by a Fund; and
ii.	any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (i) above.

(17)	“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

II.	Prohibited Purchases and Sales of Securities

(1)	No affiliated person of or principal underwriter for the Trust, including each of its series (each, a “Fund”), or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by such Access Person of a Security held or to be acquired by the Trust (within the meaning of Rule 17j-1(a)(10)), shall:

(A)	employ any device, scheme or artifice to defraud such Fund;

(B)	make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(C)	engage in any act, practice or course of business which would operate as a fraud or deceit upon such Fund; or

(D)	engage in any manipulative practice with respect to Fund.

III.	Additional Restrictions and Requirements

(1)	Pre-approval of IPOs and Private Placements – Investment Personnel must pre-clear all investments in initial public offerings (“IPOs”) and private placements with the Compliance Officer.

(2)	The provisions of the Adviser’s Code of Ethics are hereby adopted as the Code of Ethics of the Trust applicable to Advisory Persons. A violation of the Adviser’s Code of Ethics by any Advisory Person shall also constitute a violation of this Code of Ethics.

(3)	Each Access Person (other than the Trust’s Independent Trustees and its Trustees and officers who are not currently affiliated with or employed by the Trust’s investment adviser or principal underwriter) who is not required to provide such information under the terms of a code of ethics described in Section VI hereof must provide to the Review Officer a complete listing of all securities owned by such person as of the end of a calendar quarter. The initial listing must be submitted no later than 10 days of the date upon which such person first becomes an Access Person of the Trust, and each update thereafter must be provided no later than 30 days after the start of the subsequent year. The information included in the annual holdings report must be as of each calendar year-end. The Initial Holdings Report and Annual Holdings Report are attached to this Code of Ethics as Exhibit A and Exhibit C, respectively.

IV.	Reporting Obligations

(1)	Each Access Person (other than the Trust’s Independent Trustees) shall report all holdings and transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.

i.	Initial holdings report (Exhibit A). No later than 10 days after the person becomes an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

(A)	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(B)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(C)	The date that the report is submitted by the Access Person.

ii.	Quarterly transaction reports (Exhibit B). No later than 30 days after the end of a calendar quarter, the following information:

(A)	With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(1)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(2)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3)	The price of the Covered Security at which the transaction was effected;

(4)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(5)	The date that the report is submitted by the Access Person.

(B)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(1)	The name of the broker, dealer or bank with whom the Access Person established the account;

(2)	The date the account was established; and

(3)	The date that the report is submitted by the Access Person.

In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

iii.	Annual Holdings Reports (Exhibit C). Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(A)	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(B)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(C)	The date that the report is submitted by the Access Person.

Reports shall be filed with the Trust or Adviser Review Officer, as applicable. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports (“alternate review officer”), who shall act in all respects in the manner prescribed herein for the Review Officer.

(2)	Exceptions from reporting requirements:

i.	A person need not make a report under paragraph IV(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

ii.	An Independent Trustee who is not an “interested person” of the Fund, and who would be required to make a report solely by reason of being a Fund Trustee, need not make:

(A)	An initial holdings report under paragraph IV(1)i of this section and an annual holdings report under paragraph V(1)iii of this section; and

(B)	A quarterly transaction report under paragraph IV(1)ii of this section, unless the Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee’s transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

iii.	An Access Person who would otherwise be required to report his or her transactions under this Code of Ethics shall not be required to file reports pursuant to this Section IV where such person is required to file reports pursuant to a code of ethics described in Section VI, hereof.

iv.	An Access Person need not make a quarterly transaction report under paragraph IV(1)ii of this section with respect to transactions effected pursuant to an Automatic Investment Plan.

(3)	Any such report submitted may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

V.	Review Enforcement

The Compliance Officer of the Trust shall review or supervise the review of the personal securities transactions reported pursuant to section V of this Code. If the Compliance Officer of the Trust determines that a violation may have occurred, the Compliance Officer of the Trust shall submit the pertinent information regarding the transaction to the Board.

The Review Officer of the Trust is responsible for identifying each person who is (a) an Access Person of the Trust; and (b) required to report his or her transactions under this Code and shall inform such Access Persons of their reporting obligation under the Code. Such Access Persons shall execute the compliance certifications attached to this Code of Ethics.

VI.	Investment Adviser’s, or Principal Underwriter’s Code of Ethics.

The investment adviser (including, each sub-adviser), and principal underwriter (where applicable) of Trust shall:

(1)	Submit to the Board of Trustees of the Trust a copy of its code of ethics;

(2)	Promptly report to the appropriate Trust in writing any material amendments to such code of ethics;

(3)	Promptly furnish to the Trust upon request copies of any reports made pursuant to such Code by any person who is an Access Person as the Trust; and

(4)	Shall immediately furnish to the Trust, without request, all material information regarding any violation of such code of ethics by any person who is an Access Person as to the Trust.

VII.	Annual Written Report to the Board.

At least once each year, the Review Officer of the Trust and Adviser will provide the Board of Trustees a written report that includes:

(1)	Issues Arising Under the Code - The report will describe any issue(s) that arose during the previous year under the Code, including any material Code violations, and any resulting sanction(s).

(2)	Certification - The report will certify to the Board of Trustees that the Trust and the Adviser has adopted measures reasonably necessary to prevent its personnel from violating this Code of Ethics currently and in the future.

VIII.	Records.

The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described under Rule 31a-2 under the 1940 Act and shall be available for examination by representatives of the U.S. Securities and Exchange Commission.

(1)	A copy of this Code of Ethics and any other code which is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily accessible place;

(2)	A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

(3)	A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

(4)	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place.

(5)	A copy of each annual report to the Board of Trustees will be maintained for at least five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

(6)	A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in an IPO or a Private Placement, shall be preserved for at least five (5) years after the end of the fiscal year in which the approval is granted.

IX.	Miscellaneous

(1)	Amendment or Revision of Adviser’s Code of Ethics. Any amendment or revision of the Adviser’s Code of Ethics shall be deemed to be an amendment or revision of the section of this Code applicable Advisory Persons and such amendment or revision shall be promptly furnished to the Independent Trustees.

(2)	Confidentiality. All reports of securities transactions and any other information filed with the Trust pursuant to this Code of Ethics shall be treated as confidential.

(3)	Interpretation of Provisions. The Board of Trustees may from time to time adopt such interpretations of this Code of Ethics as it deems appropriate.

Adopted: January 11, 2023

Exhibit A

DRIVEWEALTH ETF TRUST

INITIAL REPORT OF SECURITIES HOLDINGS

AND ACCOUNTS

Date on which I become an Access Person ____________

Amount and Title of Security:	Name of Broker-Dealer or Bank	Check Type of Account
		Personal	Immediate Family	Fiduciary

The above is a record of (i) every Security in which I had any direct or indirect Beneficial Ownership on the date I became an Access Person as more fully described in the Trust’s Code of Ethics; and (ii) the name of each broker, dealer or bank with whom I maintained an account in which any Securities were held for my direct or indirect benefit as of the date I became an Access Person. Date:_________________________ Signature: __________________

Note 1.	This report shall not be construed as an admission by me that I have any direct or indirect Beneficial Ownership in the Securities reported, which have been marked by me with an asterisk (*). Such Securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 2.	Copies of brokerage statements are attached to this signed report in lieu of the above

Note 3.	Report must be submitted within 10 days after becoming an Access Person. The information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person

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Exhibit B

DRIVEWEALTH ETF TRUST

QUARTERLY REPORT OF SECURITIES TRANSACTIONS AND ACCOUNTS

For Calendar Quarter Ending _______________

	Date				Check Type of Account
Amount and Title of Security	Bought	Sold	Price	Name of Broker- Dealer or Bank	Personal	Immediate Family	Fiduciary

The above is a record of (i) every transaction during the quarter in a Security in which I had or by reason of which I acquired any direct or indirect Beneficial Ownership as more fully described in the Trust’s Code of Ethics; and (ii) each account established by me with a broker, dealer or bank in which any Securities were held during the quarter for my direct or indirect benefit.

Date:___________________________ Signature: _____________________________

Note 1. If the transaction is other than a sale or purchase, please explain the transaction below.
Note 2. In the case of debt securities, include principal amount, interest rate and maturity date.

Note 3. This report shall not be construed as an admission by me that I have acquired any direct or indirect Beneficial Ownership in the Securities involved in the transaction reported, which have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 4. Copies of brokerage statements are attached to this signed report in lieu of the above.
Note 5. The report must be submitted within 30 days after the end of the calendar quarter.

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Exhibit C

DRIVEWEALTH ETF TRUST

ANNUAL REPORT OF SECURITIES HOLDINGS AND ACCOUNTS

For Calendar Year Ending December 31, _____________

Amount and Title of Security:	Name of Broker-Dealer or Bank	Check Type of Account
		Personal	Immediate Family	Fiduciary

The above is a record of (i) every Security in which I had any direct or indirect Beneficial Ownership on the above calendar year- end date as more fully described in the Trust’s Code of Ethics; and (ii) the name of each broker, dealer or bank with whom I maintained an account in which any Securities were held for my direct or indirect benefit.

Date: _______________________Signature: _________________________

Note 1. This report shall not be construed as an admission by me that I have any direct or indirect Beneficial Ownership in the Securities reported, which have been marked by me with an asterisk(*). Such Securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 2. Copies of brokerage statements are attached to this signed report in lieu of the above
Note 3. Report must be submitted within 45 days after the calendar year-end.

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Exhibit D

DRIVEWEALTH ETF TRUST

ANNUAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics of DriveWealth ETF Trust dated [_______] and that I recognize that I am subject to the provisions thereof and will comply with its provisions.

This is to further certify that I have complied with the requirements of the Code of Ethics and that I have reported all personal securities transactions, holdings and securities accounts required to be disclosed or reported pursuant to the Code of Ethics.

Please sign your name here:__________

Please print your name here:__________

Please date here: ___________________

D-1

DRIVEWEALTH ETF TRUST

(the “Trust”)

4.2 Code of Ethics for Principal Executive and Senior Financial Officers

I.	Covered Officers/Purpose of the Code

This Code of Ethics (the “Code”) is intended to serve as the Code of Ethics described in Section 406 of the Sarbanes-Oxley Act of 2002 and Item 2 of Form N-CSR. This Code shall apply to the Trust’s Principal Executive Officer and Principal Financial Officer (the “Principal Officers,” each of whom is named in Exhibit A attached hereto), consistent with and in furtherance of their fiduciary duties, and for the purpose of promoting:

II.	Honest and Ethical Conduct

The Principal Executive Officer, Principal Financial Officer, or other Trust officers performing similar functions (the “Principal Officers”) of the DriveWealth ETF Trust (the “Trust”) shall act with honesty and integrity, ethically handle actual or apparent conflicts of interest between personal and professional relationships, and shall report any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest between their interests and those of the Trust to the Audit Committee, the full Board of Trustees of the Trust, and, in addition, to any other appropriate person or entity that may reasonably be expected to deal with any conflict of interest in timely and expeditious manner. A conflict of interest can arise when a person takes actions or has interests that may make it difficult to perform his or her work on behalf of the Trust objectively and effectively.

The Principal Officers shall act in good faith, responsibly, with due care, competence and diligence, without misrepresenting acts or allowing their independent judgment to be subordinated or compromised.

The names of the Principal Officers covered by this Code of Ethics are listed on Schedule A hereto.

III.	Financial Records and Reporting

The Principal Officers shall provide full, fair, accurate, timely and understandable disclosure in the reports and/or other documents to be filed with or submitted to the Securities and Exchange Commission or other applicable body by the Trust, or that is otherwise publicly disclosed or communicated. The Principal Officers shall comply with applicable rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.

The Principal Officers shall respect the confidentiality of information acquired in the course of their work and shall not disclose such information except when authorized or legally obligated to disclose. The Principal Officers will not use for their personal benefit (directly or indirectly) any confidential information acquired in the course of their duties as Principal Officers.

The Principal Officers shall share knowledge with relevant parties to keep them informed of the business affairs of the Trust, as appropriate, and maintain skills important and relevant to the Trust’s needs; shall proactively promote ethical behavior of the Trust’s employees and as a partner with industry peers and associates; and shall maintain control over and responsibly manage assets and resources employed or entrusted to them by the Trust.

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IV.	Compliance with Laws, Rules and Regulations

The Principal Officers shall establish and maintain mechanisms to oversee the compliance of the Trust with applicable federal, state or local law, regulation or administrative rule, and to identify, report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local law, regulation or rule.

V.	Compliance with this Code of Ethics

The Principal Officers shall promptly report any violations of this Code of Ethics, including violations of securities laws or other laws, rules and regulations applicable to the Trusts, to the Audit Committee as well as the full Board of Trustees of the Trust and shall be held accountable for strict adherence to this Code of Ethics. A proven failure to uphold the standards stated herein shall be grounds for such sanctions as shall be reasonably imposed by the Board of Trustees of the Trust.

VI.	Affirmation of the Code

Upon adoption of the Code, the Principal Officers must affirm in writing that they have received, read and understand the Code (Refer to Exhibit B), and annually thereafter (Refer to Exhibit C) must affirm that they have complied with the requirements of the Code.

VII.	Amendment and Waiver

This Code of Ethics may only be amended or modified by approval of the Board of Trustees. Any substantive amendment that is not technical or administrative in nature or any material waiver, implicit or otherwise, of any provision of this Code of Ethics shall be communicated publicly in accordance with Item 2 of Form N-CSR under the 1940 Act.

Adopted:	January 11, 2023

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EXHIBIT A

Persons Covered by this Code of Ethics:

Robert Cortright               Chief Executive Officer and Principal Executive Officer

Michael Minella                Treasurer and Principal Financial Officer

A-1

EXHIBIT B

INITIAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics for Principal Executive and Senior Financial Officers of DriveWealth ETF Trust, dated, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

Please sign your name here: ______________

Please print your name here: ______________

Please date here:________________________

B-1

EXHIBIT C

ANNUAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics for Principal Executive and Senior Financial Officers of DriveWealth ETF Trust dated ___________ , (the “Code”) and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

This is to further certify that I have complied with the requirements of the Code during the period _____________ of _____________ through .

Please sign your name here: ______________

Please print your name here: ______________

Please date here:________________________

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